Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION ANNOUNCES PRELIMINARY FOURTH QUARTER 2019 FINANCIAL RESULTS

Schedules Fourth Quarter and Full Year 2019 Conference Call for February 21

CAMP HILL, PA (January 23, 2020) - Harsco Corporation (NYSE: HSC) today announced preliminary financial results for the fourth quarter of 2019.

On a preliminary basis for the fourth quarter, the Company currently expects revenues of approximately $400 million and U.S. GAAP operating income from continuing operations of approximately $20 million. Adjusted operating income (before acquisition-related amortization) is anticipated to be approximately $31 million. This adjusted operating income compares with the Company’s previous guidance for the quarter of between $53 million and $58 million. Additionally, the Company’s free cash flow totaled approximately $28 million in the quarter, or approximately $41 million before growth-related capital spending, and it ended the year with a net leverage ratio of 2.4x.

The variance to guidance was driven by results in Harsco’s Environmental and Rail segments. Clean Earth performed well in the quarter, with the segment’s adjusted earnings up strongly compared with the year-ago period.

In Harsco Environmental, performance was principally impacted by lower services demand and weak customer production levels relative to earlier expectations. Many Environmental customers slowed production and extended output curtailments in response to seasonal weakness and challenging fundamentals within their markets. Operations in North America and Europe were most impacted by these actions. These moves should ultimately facilitate a recovery in core customer markets, but these actions weighed on Environmental’s Q4 results.

Performance in Rail meanwhile was primarily impacted by customer shipment delays that pushed deliveries beyond year-end and operational challenges following the consolidation of Rail’s North American manufacturing into a single facility in South Carolina. In the context of strong underlying demand, this facility consolidation hasn’t progressed as smoothly as planned, leading to shipment

Exhibit 99.1

deferrals, higher manufacturing costs and lower profit margins than originally anticipated. Many of these missed shipments are expected to be recouped in 2020 as operational improvements are implemented and facility capacity constraints ease.

“We are clearly disappointed with our Q4 performance, particularly in Rail where internal execution weighed on results in the midst of strong customer demand and continued growth in our record backlog,” said Chairman and CEO Nick Grasberger. “Fundamentals also within the steel industry ended the year much weaker than we had anticipated.”

“These challenges are likely to persist for some time and we are taking decisive action to support profitability and strengthen Rail’s operations. Our near-term results will continue to be impacted by these pressures, but we expect to realize earnings improvement in 2020 across our business portfolio and we remain optimistic about Harsco’s longer-term growth and earnings potential as well as the benefits of our on-going transformation to a single-thesis environmental services company.”

Again, these results for the fourth quarter are preliminary and unaudited, and therefore, subject to closing adjustments and may change. Final fourth quarter results and Harsco’s 2020 outlook will be provided on February 21, 2020.

Fourth Quarter and Full Year 2019 Results and Conference Call

The Company plans to provide a full report of its fourth quarter and full year 2019 results as well as its 2020 outlook on Friday, February 21, 2020 prior to NYSE market open via newswire distribution and a posting on the company website at www.harsco.com. The Company will also host a quarterly conference call and webcast that morning beginning at 9:00 a.m. ET. Related details are as follows:

What: Harsco Corporation Fourth Quarter and Full Year 2019 Conference Call
Date: Friday, February 21, 2020
Time: 9:00 a.m. Eastern Time
Dial-in (US): (800) 611-4920
Dial-in (International): (973) 200-3957
Conference ID: 4896039
Listen-Only Mode and Archived Webcast: www.harsco.com

About Harsco Corporation

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the

Exhibit 99.1

11,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

Forward Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “outlook,” “plan” or other comparable terms. Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) potential severe volatility in the capital markets; (14) failure to retain key management and employees; (15) the amount and

Exhibit 99.1

timing of repurchases of the Company's common stock, if any; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets; and (20) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors,” of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, together with those described in Item 1A, “Risk Factors,” of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2019. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

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Exhibit 99.1

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE ACQUISITION AMORTIZATION EXPENSE BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Preliminary, Unaudited)
(In millions)	Harsco Environmental		Harsco Clean Earth	Harsco Rail		Corporate	Consolidated Totals

Three Months Ended December 31, 2019:
Operating income (loss) as reported	$27.4		$8.7	$(3.2)		$(13.0)	$19.9
Corporate strategic costs	—		—	—		7.3	7.3
Harsco Environmental Segment and Harsco Clean Earth Segment change in fair value to contingent consideration liability	(4.1)		0.8	—		—	(3.3)
Harsco Clean Earth Segment severance costs	—		0.6	—		—	0.6
Harsco Rail Segment improvement initiative costs	—		—	0.2		—	0.2
Adjusted operating income (loss)	23.4	(a)	10.1	(3.1)	(a)	(5.7)	24.7
Acquisition amortization expense	1.9		4.1	0.1		—	6.0	(a)
Adjusted operating income (loss) before acquisition amortization expense	$25.2	(a)	$14.2	$(3.0)		$(5.7)	$30.8	(a)
Revenues as reported	$243.3		$81.9	$74.6			$399.8

(a) Does not total due to rounding.

The Company’s management believes Adjusted operating income (loss) before acquisition amortization expense, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

Exhibit 99.1

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW BEFORE GROWTH CAPITAL EXPENDITURES TO NET CASH USED BY OPERATING ACTIVITIES (Preliminary, Unaudited)
Three Months Ended
December 31
(In millions)	2019
Net cash used by operating activities	$(50.2)
Less capital expenditures	(37.9)
Less expenditures for intangible assets	(0.1)
Plus capital expenditures for strategic ventures (a)	1.1
Plus total proceeds from sales of assets (b)	9.5
Plus transaction-related expenditures (c)	2.6
Plus cash taxes paid related to the gain on sale of discontinued business (d)	102.9
Free cash flow	27.9
Add growth capital expenditures	12.7
Free cash flow before growth capital expenditures	$40.6

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.

(c)	Expenditures directly related to the Company's acquisition and divestiture transactions.

(d)	Represents cash taxes paid on the gain recognized by the Company on the sale of the Harsco Industrial Air-X-Changers business which occurred on July 1, 2019.

The Company's management believes that Free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.